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                                                                    EXHIBIT 23.5


                   CONSENT OF WILLIAM BLAIR & COMPANY, L.L.C.


     With respect to the combined preliminary proxy statement to be filed by Ledger Capital Corp. ("Ledger") and prospectus which is part of the Registration Statement on Form S-4 to be filed by Anchor BanCorp Wisconsin, Inc. ("Anchor") with the Securities and Exchange Commission on August 9, 2001 concerning Ledger's proposed merger transaction with Anchor, we hereby consent (i) to the inclusion of our draft form of updated letter opinion contemplated to be delivered, in our sole discretion, to Ledger's Board of Directors as of the final date of such document (the "Opinion") as an exhibit to such document and
(ii) to the use of our name and description of our Opinion, which has been approved by us, in the stockholder letter and under the captions "QUESTIONS AND ANSWERS ABOUT THE MERGER," "SUMMARY -- Opinion of Ledger's Financial Advisor," and "MATTER 1. THE MERGER -- Opinion of Ledger's Financial Advisor" of such document. By giving such consent we do not thereby admit that we are experts with respect to any part of such document within the meaning of the term "expert" as used in, or that may come within the category of persons whose consent is required under, Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                          /s/ WILLIAM BLAIR & COMPANY, L.L.C.

                                          --------------------------------------
                                             WILLIAM BLAIR & COMPANY, L.L.C.

Chicago, Illinois

August 9, 2001